Exhibit 99.01

ACM Research Announces
Proposed Public Offering of Class A Common Stock

FREMONT, California, August 13, 2019 (GlobeNewswire) – ACM Research, Inc. (“ACM”) (NASDAQ: ACMR), a provider of single-wafer wet cleaning equipment used by manufacturers of advanced semiconductors, announced today that it intends to offer and sell $30 million of shares of its Class A common stock in an underwritten public offering. ACM expects to grant the underwriters a 30-day option to purchase up to $4.5 million of additional shares of Class A common stock. All of the shares are to be sold by ACM. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

ACM intends to use the net proceeds from the offering for working capital and other general corporate purposes, except that ACM will use net proceeds from any sale of shares pursuant to an exercise of the underwriters’ option to repurchase and retire shares of Class A common stock from certain of ACM’s directors and officers (and an affiliate of an officer) at a price per share equal to the net proceeds per share received by ACM in the offering.

Stifel and Needham & Company are acting as joint book-running managers for the offering.

A shelf registration statement on Form S-3 (No. 333-228734) relating to the shares of Class A common stock proposed to be issued in the offering was filed with the U.S. Securities and Exchange Commission (the “SEC”) and is effective. A preliminary prospectus supplement and accompanying base prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying base prospectus may also be obtained, when available, from Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, California 94104, by telephone at 415-364-2720 or by email at syndprospectus@stifel.com or from Needham & Company, LLC, Attention: Syndicate Prospectus Department, 250 Park Avenue, 10th Floor, New York, New York 10177, by telephone at 800-903-3268, or by email at prospectus@needhamco.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described in this release, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About ACM Research, Inc.

ACM develops, manufactures and sells single-wafer wet cleaning equipment, which semiconductor manufacturers can use in numerous manufacturing steps to remove particles, contaminants and other random defects, and thereby improve product yield, in fabricating advanced integrated circuits.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the proposed public offering and the intended use of proceeds from the offering. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including market conditions, risks associated with the cash requirements of ACM’s business and other risks detailed from time to time in ACM’s filings with the SEC. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. The forward-looking statements represent ACM’s views only as of the date they are made and should not be relied upon as representing ACM’s views as of any subsequent date. ACM does not assume any obligation to update any forward-looking statements.

The ACM logo is a trademark of ACM Research, Inc. All rights reserved.

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Ralph Fong
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